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                                                                    EXHIBIT 23.3

The Board of Directors
Cityscape Financial Corp.:

     We consent to the use of our report dated April 2, 1996 on the financial statements of Heritable Finance Limited as of December 31, 1995 and 1994 and for each of the years in the three year period then ended included herein and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG
Chartered Accountants
Registered Auditors

London, United Kingdom

January 29, 1997